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                 CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated February 18, 2000, relating to the financial statements and financial highlights which appear in the December 31, 1999 Annual Report to Shareholders of the Dresdner RCM Global Funds, Inc. (consisting of the Dresdner RCM Large Cap Growth Fund, Dresdner RCM Emerging Markets Fund, Dresdner RCM Global Small Cap Fund, Dresdner RCM Global Technology Fund, Dresdner RCM Global Health Care Fund, Dresdner RCM Biotechnology Fund, Dresdner RCM Tax Managed Fund, and the Dresdner RCM Balanced Fund) and the Dresdner RCM Capital Funds, Inc., (consisting of the Dresdner RCM International Growth Equity Fund), which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights" and "Other Service Providers" in such Registration Statement.

PricewaterhouseCoopers LLP

Boston, Massachusetts
April 28, 2000